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                                                                    Exhibit 4.06


                         REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of ______ __, 1997, by and among TRITON GROUP LTD., a Delaware corporation (the "Company"), CANAAN VENTURE LIMITED PARTNERSHIP ("Canaan Venture LP"), CANAAN VENTURE OFFSHORE LIMITED PARTNERSHIP, CV ("Canaan Offshore" and, together with Canaan Venture LP, the "Canaan Entities"), TRIUMPH-CONNECTICUT LIMITED PARTNERSHIP, a Connecticut limited partnership ("Triumph"), ALIS & CO., an Illinois general partnership ("Alis"), THORNE-BARNES DONNELLEY 1994 TRUST ("Thorne Trust" and, together with Alis and their respective successors, the "Alis Holders") and the additional holders of securities of the Company that are signatories hereto (the "Triton Holders").

                             W I T N E S S E T H:

      WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of December __, 1996 (the "Merger Agreement"), among the Company, Triton Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Security Systems Holdings, Inc., a Delaware corporation ("SSH"), Merger Sub is merging with and into SSH (the "Merger") on the date hereof and the issued and outstanding shares of Company Common Stock and Company Preferred Stock immediately prior to the Effective Time are being converted into shares of common stock, par value $.0001 per share, of the Company ("Common Stock"); and

      WHEREAS, each of the Company, the Canaan Entities, Triumph and the Alis Holders has entered into that certain Lock-up Agreement, dated December __, 1996, among SSH and the signatories thereto, pursuant to which each of the Company, the Canaan Entities, Triumph and the Alis Holders has agreed to enter into this Agreement; and

      WHEREAS, it is a condition to the closing of the Merger and the other transactions contemplated by the Merger Agreement that the Company enter into this Agreement in order to provide certain registration rights to the Holders (as defined below) with respect to the Registrable Securities (as defined below).

      NOW, THEREFORE, it is hereby agreed as follows:

      1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

      "Affiliate" has the meaning specified in Rule 12b-2 under the Exchange
Act.
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      "Blackout Period" has the meaning specified in Section 6(a).

      "Business Day" means a day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or in the case of determining a date of which any payment is due, a day other than Saturday, Sunday or any day on which banks located in New York City are authorized or obligated by law to close.

      "Canaan Holders" means the Canaan Entities and their successors and permitted transferees.

      "Counsel to the Holders" means the single law firm reasonably acceptable to the Company from time to time representing the Holders, as appointed by the Requesting Demand Holder(s); provided that if Registrable Securities of both Canaan Holders and the Triumph Holders shall be registered, the such single law firm shall be appointed by the respective Required Demand Holders.

      "Demand Holders" means the Canaan Holders and the Triumph Holders.

      "Demand Request" shall have the meaning specified in Section 4(a).

      "Effective Period" means, with respect to any Holder, a period commencing on the date of this Agreement and ending on the earlier of (i) the first date as of which all Registrable Securities cease to be Registrable Securities and (ii) the date on which such Holder may sell all of its Registrable Securities in accordance with Rule 145(d)(3) under the Securities Act or Rule 144(k) under the Securities Act, as the case may be.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Holder" means each of the Canaan Holders, the Triumph Holders, the Alis Holders, the Triton Holders and each person who is an Affiliate or other permitted transferee of any such Holder, that is a holder of Registrable Securities.

      "Initiating Holder(s)" has the meaning specified in Section 3(a).

      "Inspectors" has the meaning specified in Section 7(1).

      "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

      "Records" has the meaning specified in Section 7(1).


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      "Registrable Securities" means, collectively, (i) the shares of Common
Stock issued to or held by the Demand Holders as of the date hereof or otherwise acquired thereafter, (ii) the shares of Common Stock held by (a) the Triton Holders identified on Schedule I hereto, (b) the Alis Holders as of the date hereof or otherwise acquired thereafter, and (iii) any securities paid, issued or distributed in respect of any such shares of Common Stock by way of stock dividend or distribution or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise. Securities will cease to be Registrable Securities in accordance with Section 2
(b) hereof.

      "Registration Expenses" means any and all out-of-pocket expenses incident to the Company's performance of or compliance with this agreement, including, without limitation, (i) all SEC, National Association of Securities Dealers, Inc. and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or automated quotation system pursuant to Section 7(h), (v) the fees and disbursements of counsel for the Company and of its independent public accountants, (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration, (vii) the reasonable fees and expenses of Counsel to the Holders not exceeding $50,000 in respect of the applicable registration and (viii) out-of-pocket expenses of underwriters customarily paid by the issuer to the extent provided for in any underwriting agreement, but excluding (x) underwriting discounts and commissions, transfer taxes, if any, and documentary stamp taxes, if any, and
(y) any fees or disbursements of counsel to the Holders or any Holder (other than Counsel to the Holders).

      "Registration Statement" means any registration statement of the Company referred to in Section 3 or 4, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

      "Registration Hold Period" means a Section 7(e) Period or a Section 7(m) Period.

      "Related Securities" means any securities of the Company similar or identical to any of the Registrable Securities, including, without limitation, Common Stock, any other equity securities of the Company and all options, warrants, rights and other securities convertible into, or exchangeable or exercisable for, Common Stock or such other equity securities.

      "Requesting Demand Holder" has the meaning specified in Section 4(a).

      "Requesting Holder" has the meaning specified in Section 3(a).


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      "Required Demand Holder(s)" means at any time, in respect of each of the
Canaan Holders and the Triumph Holders, Holders within each such Demand Holder group which hold Registrable Securities representing at such time at least a majority (by number of shares) of the Registrable Securities held by all Holders within such Demand Holder group.

      "SEC" means the Securities and Exchange Commission.

      "Section 7(e) Period" has the meaning specified in Section 7(e).

      "Section 7(m) Period" has the meaning specified in Section 7(m).

      "Securities Act" means the Securities Act of 1933, as amended.

      "Triumph Holders" means Triumph and its successors and permitted transferees.

      "underwritten registration" or "underwritten offering" shall mean an underwritten offering in which securities of the Company are sold to an underwriter for reoffering to the public.

      2. Securities Subject to This Agreement. (a) The securities entitled to the benefits of this Agreement are the Registrable Securities.

      (b) For the purposes of this Agreement, any particular Registrable Securities will cease to be Registrable Securities when and to the extent that
(i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities have been distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Registrable Securities have been otherwise transferred or disposed of, new certificates therefor not bearing a legend restricting further transfer have been delivered by the Company and, at such time, subsequent transfer or disposition of such securities does not require registration or qualification of such securities under the Securities Act or any similar state law then in force or (iv) such Registrable Securities have ceased to be outstanding.

      3. Piggy-Back Registration Rights. (a) Whenever during the Effective Period the Company shall propose to file a registration statement under the Securities Act relating to the public offering of Common Stock or any other security of the Company that is also a Registrable Security for the Company's own account (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms to Form S-4 or Form S-8, or filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Company) or for the account of any Demand Holders or other holder of Common Stock or any other security of the Company that is also a Registrable Security (the "Initiating Holder(s)") and on a form and in a manner that would permit registration of Registrable Securities for sale to the


                                     -4-
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public under the Securities Act, the Company shall (i) give written notice at least 20 Business Days prior to the filing thereof to each Holder of Registrable Securities then outstanding, specifying the approximate date on which the Company proposes to file such registration statement and advising such Holder of its right to have any or all of the Registrable Securities then held by such Holder included among the securities to be covered thereby and (ii) at the written request of any such Holder given to the Company within 15 days after such Holder's receipt of such written notice from the Company, use its reasonable best efforts to include among the securities covered by such registration statement the number of Registrable Securities which such Holder ("Requesting Holder") shall have requested be so included (subject, however, to reduction in accordance with paragraph (b) of this Section). The Company shall not select a form of Registration Statement under the Securities Act which would restrict the Holders' ability to sell Registrable Securities thereunder if another form of Registration Statement is available, the use of which, in the reasonable judgment of the Company, would not (i) give rise to any additional Registration Expenses or (ii) be reasonably likely to cause any delay in the effectiveness thereof.

      (b) Each Holder of Registrable Securities desiring to participate in an offering pursuant to Section 3(a) may include Registrable Securities in any Registration Statement relating to such offering to the extent that the inclusion of such Registrable Securities shall not reduce the number of shares of Common Stock or other securities of the Company to be offered and sold by the Company or any Initiating Holder pursuant thereto. If the lead managing underwriter selected by the Company for an underwritten offering pursuant to
Section 3(a) determines that marketing factors require a limitation on the number of Registrable Securities to be offered and sold by Requesting Holders in such offering, there shall be included in the offering only that number of Registrable Securities, if any, that such lead managing underwriter reasonably and in good faith believes will not jeopardize the success of the offering of all the shares of Common Stock and securities that the Company desires to sell for its own account or that the Initiating Holder desires to sell for its own account, as the case may be. In such event and provided the lead managing underwriter has so notified the Company in writing, the shares of Common Stock or other securities of the Company to be included in such offering shall consist of (i) first, the shares of Common Stock or other securities the Company or the Initiating Holder(s), as the case may be, proposes to sell; and (ii) second, the number, if any, of Registrable Securities requested to be included in such registration that in the opinion of such lead managing underwriter can be sold without jeopardizing the success of the offering of all the shares of Common Stock and other securities of the Company that the Company or the Initiating Holder(s), as the case may be, desires to sell for its own account, such amount to be allocated on a pro rata basis among the holders of Registrable Securities who have requested their securities to be so included based on the number of Registrable Securities that each holder thereof has requested to be so included.

      (c) Nothing in this Section 3 shall create any liability on the part of the Company to the Holders of Registrable Securities if the Company for any reason should decide not to file a registration statement proposed to be filed under Section 3(a) or to withdraw such registration


                                     -5-
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statement subsequent to its filing, regardless of any action whatsoever that a
Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder of otherwise.

      (d) A request by Holders to include Registrable Securities in a proposed underwritten offering pursuant to Section 3(a) shall not be deemed to be a request for a demand registration pursuant to Section 4.

      4. Demand Registration Rights. (a) Subject to the conditions set forth in
Section 4(b), upon the written request during the Effective Period of any of the Required Demand Holder(s) (all Demand Holders comprising the group of Demand Holders represented by such Required Demand Holder(s) being hereinafter referred to as the "Requesting Demand Holder(s)") that the Company effect the registration with the SEC under and in accordance with the provisions of the Securities Act of such number of the Requesting Demand Holder's Registrable Securities as specified in such written request (which written request shall specify the means of distribution of such shares), the Company shall use its reasonable best efforts to file a Registration Statement covering the Requesting Demand Holder(s)' Registrable Securities requested to be registered within 60 Business Days after receipt of such request (each such request for registration pursuant to this Section 4(a) being hereinafter referred to as a "Demand Request").

      (b) Notwithstanding anything in Section 4(a) to the contrary, the Company shall not be required to take any action pursuant to any Demand Request under
Section 4(a):

            (i) if the Demand Request is made on or prior to six months after the Closing Date of the Merger; or

            (ii) if prior to the date of such Demand Request, the Company shall have effected two registrations (including any registrations deemed to be effected in accordance with Section 4(e)) under this Section 4 at the request of the Requesting Demand Holder; or

            (iii) if the Company shall have completed a public offering of Common Stock for its own account pursuant to a Registration Statement within the 120-day period next preceding such Demand Request which permitted such Requesting Demand Holder to register Registrable Securities; or

            (iv) if the Company shall have completed a public offering of Common Stock pursuant to a Registration Statement filed pursuant to a request of Demand Holders (other than the Requesting Demand Holder(s)) or any other Initiating Holder within the 120-day period next preceding the Demand Request; or

            (v) if the Company shall have completed a public offering of Common Stock pursuant to a Registration Statement filed pursuant to a prior Demand Request of the


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      Requesting Demand Holder(s) within the 180-day period next preceding the current Demand Request; or

            (vi) if the Company shall at the time of such Demand Request have effective a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC) pursuant to which the Requesting Demand Holder(s) could effect the disposition of its Registrable Securities in the manner requested; or

            (vii) if the Registrable Securities which the Company has been requested to register pursuant to such Demand Request shall have a then current market value of less than $3,000,000, unless (i) such Demand Request is for all remaining Common Stock constituting Registrable Securities held by the Requesting Demand Holder(s) and (ii) the then current market value of such remaining Common Stock constituting Registrable Securities is greater than $700,000; or

            (viii) during the pendency of any Blackout Period; and

provided further, however, that the Company shall be permitted to satisfy its obligations under this Section 4 by amending (to the extent permitted by applicable law) within 10 Business Days after a written request for registration, any Registration Statement previously filed by the Company under the Securities Act so that such Registration Statement (as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a Demand Request has been made. If the Company shall so amend a previously filed Registration Statement, it shall be deemed to have effected a registration for purposes of this Section 4.

      (c) The Requesting Demand Holder(s) may distribute the Registrable Securities covered by such request by means of an underwritten offering or any other means, as determined by such Requesting Demand Holder(s).

      (d) Except for a Registration Statement subject to Section 4(e), a registration requested pursuant to this Section 4 shall not be deemed to be effected for purposes of this Section 4 if it has not been declared effective by the SEC or become effective in accordance with the Securities Act and the rules and regulations thereunder.

      (e) The Requesting Demand Holder(s), at any time prior to the effective date of a Registration Statement relating to such Demand Request, may revoke such Demand Request by the relevant Required Demand Holder(s) providing a written notice to the Company revoking such request. If a Registration Statement is so revoked, the Requesting Demand Holder(s) shall reimburse the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of such Registration Statement; provided, however, that in lieu of such reimbursement under this Section 4(e), the Requesting Demand Holder(s) may elect; with written


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

notice to the Company, to have such Demand Request deemed to constitute an effected registration for the purposes of Section 4(b)(2); provided further, however, that no such reimbursement under this Section 4(e) shall be required if
(i) at the time of such Demand Request, the Company knows or has reason to know of a material adverse change in the financial condition of the Company that is in existence at such time, (ii) the Company did not inform such Requesting Demand Holder(s) of such material adverse change prior to, or within a reasonable period of time following, such Demand Request and (iii) such Requesting Demand Holder(s) did not know or have reason to know of such material adverse change at the time of such Demand Request.

      (f) Except as provided in Section 3 hereof, the Company shall not include any securities which are not Registrable Securities in any Registration Statement filed pursuant to a demand made under this Section 4 without the prior written consent of the relevant Required Demand Holder(s).

      5. Selection of Underwriters. In connection with any underwritten offering pursuant to a Registration Statement filed pursuant to a request made under
Section 4, the Company shall have the right to have its board of directors select a lead managing underwriter or underwriters to administer the offering, which lead managing underwriter or underwriters must be satisfactory to the relevant Required Demand Holder(s).

      6. Blackout Periods; Holdback. (a) If the Board of Directors of the Company determines in good faith that the registration and distribution of Registrable Securities (i) would materially impede, delay, interfere with or otherwise adversely affect any pending financing, registration of securities, acquisition, corporate reorganization or other significant transaction involving the Company or (ii) would require disclosure of non-public material information that the Company has a bona fide business purpose for preserving as confidential, the Company shall promptly give the Holders notice of such determination and shall be entitled to postpone the filing or effectiveness of a Registration Statement for the shortest period of time reasonably required, but in any event not to exceed 60 days; provided, that a Blackout Period with respect to a registration of securities proposed by the Company may, at the election of the Company, commence on the date that is 30 days prior to the date the Company in good faith estimates will be the date of filing of the registration statement, and end no later than the date, following the effective date of such registration, specified in the form of underwriting agreement relating to such registration during which the Company shall be prohibited from selling, offering or otherwise disposing of Common Stock, but in no event to exceed 60 days; provided further, that the Company shall not obtain any deferral under this Section 6(a) more than twice in any twelve-month period or more than once in any twelve-month period if the effect a second deferral in such period would be to twice defer any Requesting Demand Holder(s) in such period, other than in each such case normal deferrals required prior to the public release of quarterly financial results of the Company. The Company shall promptly notify each Holder of the expiration or earlier termination of a Blackout Period.


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      (b) Each Holder of Registrable Securities agrees, by acquisition or continued holding of the Registrable Securities, if so requested in writing by the managing underwriters, not to effect any public sale or distribution of such securities or Related Securities during the seven days prior to and the 120 days after the effective time of any underwritten registration by the Company (either for its own account, or for the benefit of the Holders of any securities of the Company, including Registrable Securities), unless the managing underwriters of the registered public offering agree.

      (c) The Company agrees, if so requested in writing by the managing underwriters, (i) not to effect any public sale or distribution of Common Stock, during the seven days prior to and the 120 days after the effective time of any underwritten registration with respect to Registrable Securities pursuant to this Agreement in which any Holder is a selling stockholder (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form), unless the managing underwriters of the registered public offering otherwise agree, and (ii) to use all reasonable efforts to cause each holder of at least 5% (on a fully-diluted basis) of its equity securities, or any securities convertible, exchangeable or exercisable for or into such securities, to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the managing underwriters of the registered public offering otherwise agree.

      7. Registration Procedures. If and whenever the Company is required to use reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall:

      (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become and remain effective;

      (b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or the rules and regulations thereunder necessary to keep such Registration Statement effective (i) in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and (ii) in the case of any other registration, for up to 130 days (or longer period in the event of a Registration Hold Period during such offering, as provided in this
Section 7) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (x) such 130th day (or such longer period) and (y) such time as all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities;

      (c) furnish to each Holder of such Registrable Securities such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto, any Prospectus or Prospectus supplement and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder (the Company hereby consenting to the use (subject to the limitations set forth in the last paragraph of this Section 7) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

      (d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

      (e) notify each Holder of any such Registrable Securities covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 7(b), of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (the period during which the Holders are required to refrain from effecting public sales or distributions in such case being referred to as a "Section 7(e) Period"), and prepare and furnish to such Holder a reasonable number of copies of an amendment to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and the time during which such Registration Statement shall remain effective pursuant to
Section 7(b) shall be extended by the number of days in the Section 7(e)
Period;

      (f) notify each Holder of Registrable Securities covered by such Registration Statement at any time,

            (i) when the Prospectus or any Prospectus supplement or supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

            (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

            (iii) of the issuance by the SEC of any stop order of which the Company or its counsel is aware or should be aware suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation or any threats of any proceedings for such purposes; and

            (iv) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or any threats of any proceeding for that purpose;

      (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders an earnings statement which shall satisfy the provisions of Section 11 (a) of the Securities Act, provided that the Company shall be deemed to have complied with this paragraph if it has complied with Rule 158 under the Securities Act;

      (h) use its reasonable best efforts to cause all such Registrable Securities to be listed on any securities exchange or automated quotation system on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or automated quotation system, and to provide a transfer agent and registrar and CUSIP number for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

      (i) if the registration is an underwritten registration, enter into a customary underwriting agreement, and in connection therewith:

            (i) make such representations and warranties to the underwriters in form, substance and scope as are customarily made by issuers to underwriters in comparable underwritten offerings;

            (ii) obtain opinions of counsel to the Company (in form, scope and substance reasonably satisfactory to the managing underwriters), addressed to the underwriters, and covering the matters customarily covered in opinions requested in comparable underwritten offerings;

            (iii) use its best efforts to obtain "cold comfort" letters and bring-downs thereof from the Company's independent certified public accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with underwritten offerings;

            (iv) if requested, provide indemnification in accordance with the provisions and procedures of Section 10 hereof to all parties to be indemnified pursuant to said Section;

            (v) deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence compliance with clause
      (f) above and with any customary conditions contained in the underwriting agreement; and

            (vi) take customary actions (including participating in "road shows") as may be reasonably requested by the managing underwriters to expedite or facilitate the disposition of the Registrable Securities in connection with such underwritten offering.

      (j) in the case of registration pursuant to a Demand Request, if the registration is not an underwritten registration (and at the expense of the relevant Requesting Demand Holder(s) to the extent that such expense amount, when aggregated with costs of Counsel to the Holders, exceeds $50,000):

            (i) use its best efforts to obtain "cold comfort" letters and bring-downs thereof from the Company's independent certified public accountants addressed to each Demand Holder of Registrable Securities covered by such Registration Statement, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with underwritten offerings; and

            (ii) obtain opinions of counsel to the Company, addressed to each Demand Holder of Registrable Securities covered by such Registration Statement, and covering the matters customarily covered in opinions requested in comparable underwritten offerings.

      (k) cooperate with the Holders of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or such Holders may request;

      (l) if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an underwritten offering, incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and (x) in the case of a registration pursuant to Section 3 (where the Initiating Holder is not a Demand Holder), the Holders of a majority in number of the Registrable Securities being sold agree or (y) in the case of a registration pursuant to Section 4, the relevant Required Demand Holder(s) agrees should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment as promptly as practicable upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

      (m) provide any Holder of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors") with reasonable access during normal business hours to appropriate officers of the Company and the Company's subsidiaries to ask questions and to obtain information reasonably requested by any such Inspector and make available for inspection all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs or is otherwise bound by a confidentiality agreement reasonably satisfactory to the Company; and

      (n) in the event of the issuance of any stop order of which the Company or its counsel is aware or should be aware suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain its withdrawal; and the period for which the Registration Statement shall be kept effective shall be extended by a number of days equal to the number of days between the issuance and withdrawal of any stop orders (a "Section 7(n) Period").

      The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with information regarding such Holder that is pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request.

      Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 7(e) or 7(m), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(e) or the withdrawal of any stop order contemplated by Section 7(m), and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such

Holder's possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

      8. Registration Expenses. The Company will pay all Registration Expenses in connection with all registrations of Registrable Securities pursuant to Sections 3 and 4, and each Holder shall pay (a) any fees or disbursements of counsel to such Holder (other than Counsel to the Holders; provided that fees and disbursements of Counsel to the Holders exceeding $50,000 shall be paid by the Holders pro rata in accordance with each Holders share of Registrable Securities included in the relevant registration) and (b) all underwriting discounts and commissions and transfer taxes, if any, and documentary stamp taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Registration Statement.

      9. Reports Under the Exchange Act. The Company agrees to:

      (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

      (b) Furnish to any Holder, during the Effective Period, forthwith upon request (i) a written statement by the Company that it has complied with the current public information and reporting requirements of Rule 144 under the Securities Act and the Exchange Act and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC under the Exchange Act.

      10. Indemnification; Contribution.

      (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers, directors, agents, trustees, stockholders and each person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act), against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, disbursements and expenses, as incurred) (collectively, "Losses") incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished in writing to the Company by such indemnified party or its counsel expressly for use therein. In connection with an underwritten offering, the Company will indemnify the underwriters thereof, their officers, directors, agents, trustees, stockholders and each person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Notwithstanding the foregoing provisions of this Section 10(a), the Company will not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), under the indemnity agreement in this Section 10(a) for any such Losses that arise out of such person's failure to send or deliver a copy of the final Prospectus to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such person if such statement or omission was corrected in such final Prospectus and the Company has previously furnished copies thereof to such Holder or other person in accordance with this Agreement.

      (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement filed pursuant hereto, each Holder of Registrable Securities to be covered thereby will furnish to the Company in writing such information with respect to such Holder, including, without limitation, the name, address and the amount of Registrable Securities held by such Holder, as the Company reasonably requests for use in such Registration Statement or the related Prospectus and agrees severally and not jointly to indemnify and hold harmless the Company, all other Holders or any underwriter, as the case may be, and their respective directors, officers, agents, trustees, stockholders and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any Losses incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, such Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing or necessary to make the statements therein (in case of a Prospectus or preliminary Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such holder or its counsel specifically for inclusion therein; provided, however, that the liability of each Holder hereunder shall be limited to the proportion of any such Losses that are equal to the proportion that the net proceeds from the sale of shares sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement.

      (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement (provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 10 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist, based on the written opinion of counsel, between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for all Holders of Registrable Securities who are indemnified parties, selected by a majority of the Holders of Registrable Securities who are indemnified parties (which choice shall be reasonably satisfactory to the Company), (ii) more than one counsel for the underwriters or (iii) more than one counsel for the Company in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claims, unless in the reasonable judgment of any indemnified party based on the written opinion of counsel a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent the same is covered by the indemnity obligation set forth in this Section 10. No indemnified party shall consent to entry of any judgment or enter into any settlement without the consent of each indemnifying party.

      (d) Contribution. If the indemnification from the indemnifying party provided for in this Section 10 is unavailable to an indemnified party hereunder in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that the liability of each Holder hereunder shall be limited to the proportion of any such Losses that are equal to the proportion that the net proceeds from the sale of shares sold by such Holder under such Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable

Securities covered by such Registration Statement. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in
Section 10(c), any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      If indemnification is available under this Section 10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in
Section 10(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 10(d).

      (e) The provisions of this Section 10 shall be in addition to any liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

      11. Participation in Underwritten Offerings. No Holder of Registrable Securities may participate in any underwritten offering pursuant to Section 3 hereunder unless such Holder (a) agrees to the sale of such Holder's securities on the basis provided in any underwriting arrangements approved by the Company in its reasonable discretion and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

      12. Miscellaneous.

      (a) Remedies. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

      (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of (i) each of the Required Demand Holders and (ii) the other Holders which hold Registrable Securities representing at such time at least a majority (by number of shares) of the Registrable Securities held by all such other Holders.

      (c) Notices. Any notice required to be given hereunder shall be sufficient if in writing, and set by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

      If to the Company, to:

            Triton Group Ltd.
            [Address in San Diego or in Connecticut]

            with a copy to:

            Morgan, Lewis & Bockius LLP
            101 Park Avenue
            New York, New York  10178
            Telecopier No.: (212) 309-6273
            Telephone No.: (212) 309-6000
            Attention: David P. Blea, Esq.

      If to the Canaan Holders, to:

            Canaan Partners
            105 Rowayton Avenue
            Rowayton, Connecticut 06853
            Telecopier No.: (203) 854-9117
            Telephone No.: (203) 855-0400
            Attention:  Stephen L. Green

      If to Triumph, to:

            Triumph-Connecticut Limited Partnership
            Sixty State Street
            21st Floor
            Boston, Massachusetts  02109
            Telecopier: (617) 557-6022
            Telephone: (617) 557-6000
            Attention:  Thomas W. Janes

            with a copy to:

            Cummings & Lockwood
            4 Stamford Plaza
            Stamford, Connecticut
            Telecopier: (203) 351-4499
            Telephone: (203) 327-1700
            Attention: Thomas J. Freed, Esq.

      If to the Alis Holders, to:

            c/o Simpson Estates
            30 North LaSalle Street
            Suite 1232
            Chicago, Illinois  60602-2504
            Telecopier: (312) 726-3143
            Telephone: (312) 726-3110
            Attention:  Patrick J. Herbert

      If to the other Holders, to:

            [Names]
            [Addresses]

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

      (d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not; in addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Holders of Registrable Securities on the date hereof are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities, except to the extent reserved to or by the transferor in connection with any such transfer; provided (i) that the demand registration rights of any party hereto set forth in Section 4 hereof, or any right attendant thereto contained herein shall not be assignable to subsequent purchasers of Registrable Securities without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, and (ii) that the benefits of this Agreement shall inure to and be enforceable by any permitted assignee or transferee of Registrable Securities so long as such transferee shall have executed a Registration Rights Joinder Agreement in the form of Exhibit A hereto. Any purported assignment or transfer in violation of this Section 12(d) shall be null and void.

      (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      (f) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      (h) Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

      (i) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                    TRITON GROUP LTD.


                                    By:_____________________________
                                       Name:
                                       Title:

                                    CANAAN VENTURE LIMITED
                                    PARTNERSHIP


                                    By:_____________________________
                                       Name:
                                       Title:

                                    CANAAN VENTURE OFFSHORE LIMITED
                                    PARTNERSHIP, CV


                                    By:_____________________________
                                       Name:
                                       Title:

                                    TRIUMPH-CONNECTICUT LIMITED
                                    PARTNERSHIP


                                    By:_____________________________
                                       Name:
                                       Title:

                                    ALIS & CO.


                                    By:_____________________________
                                       Name:
                                       Title:

                                    THORNE-BARNES DONNELLEY 1994 TRUST


                                    By:_____________________________
                                       Name:
                                       Title:


                                    OTHER HOLDERS:

                                    ____________________________________
                                       John C. Stiska

                                    ____________________________________
                                       Richard Nevins

                                    ____________________________________
                                       Michael M. Earley

                                    ____________________________________
                                       Mark G. Foletta

                                    ____________________________________
                                       Richard R. Tarte

                                    ____________________________________
                                       Michael E. Cahr

                                    ____________________________________
                                       Barbara Tarte

                                    PATRICOF & CO.


                                    By:_____________________________
                                       Name:
                                       Title: